Joint Filer Information

Title of Security:         Common Stock

Issuer & Ticker Symbol:    Industrial Enterprises of America, Inc. (IEAM)

Designated Filer:          Pike Capital Partners, LP

Other Joint Filers:        Pike Capital Partners (QP), LP
                           Pike Capital Management, LP
                           Dan W. Pike

Addresses:                 The address of Pike Capital Partners (QP), LP,
                           Pike Capital Management LLC and Dan W. Pike
                           275 Madison Avenue, Suite 418, New York, NY 10016.


Signatures:


Dated:  February 22, 2007

                          PIKE CAPITAL PARTNERS (QP), LP
                          By: Pike Capital Management LLC,
                                   As General Partner


                              By: /s/ Daniel W. Pike
                                  -----------------------------------
                                      Daniel W. Pike, Managing Member


                          PIKE CAPITAL MANAGEMENT LLC


                          By: /s/ Daniel W. Pike
                              -----------------------------------
                                  Daniel W. Pike, Managing Member



                          /s/ Daniel W. Pike
                          ------------------
                              Daniel W. Pike